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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, except for Note 9, as to which the date is March 31, 1998 and Note 7, as to which the date is September 25, 1998 in the Registration Statement (Form S-1) and related Prospectus of Broadcom Corporation to be filed on September 30, 1998.

                                          /s/  Ernst & Young LLP

Orange County, California
September 29, 1998